     SETTLEMENT AGREEMENT (this "Agreement"), dated as of August 1, 1996, between VANGUARD COMMUNICATIONS, L.P., a California limited partnership ("Vanguard"), VANGUARD COMMUNICATIONS, INC., a California corporation (the "General Partner"), PACIFIC CAPITAL GROUP, INC., a California corporation ("Pacific"), VPC CORPORATION, a Delaware corporation ("VPC"), OPTEL, INC., a Delaware corporation "OpTel"), and LE GROUPE VIDEOTRON LTEE, a Quebec corporation ("GVL").

                                 R E C I T A L S

     Vanguard and VPC are the sole stockholders of OpTel, and they and OpTel are parties to a certain Stockholders Agreement, dated as of December 22, 1994 (the "Stockholders Agreement"), providing; among other things, for certain matters relating to the ownership and voting of shares of OpTel's Common Stock owned by Vanguard and VPC.

     GVL is the indirect parent of VPC.

     The General Partner is the sole general partner of Vanguard. Pacific is an Affiliate of the General Partner and holds a substantial economic interest in Vanguard.

     Vanguard and VPC and certain related persons have engaged in various disputes relating to OpTel and the conduct of its business.

     In connection with certain of these disputes, on January 29, 1996 Vanguard initiated the pending case described in Schedule I (the "Litigation") in which GVL and various subsidiaries and related persons of GVL are named as defendants and OpTel is named as a nominal defendant.

     It is the common wish of the parties to settle their disputes and preserve and enhance the value of OpTel.

     As of the date hereof, Vanguard owns beneficially and of record 33,250 shares of OpTel's Class B Stock, par value $.01 per share ("Class B Stock").

     The parties now desire to (i) terminate the Litigation with prejudice, (ii) provide for the sale by Vanguard to VPC of 12,540 shares of the Class B Stock held by Vanguard (the "Designated Shares"), so that the remaining balance of the shares of Class B Stock held by Vanguard will constitute 16.51% of the shares of OpTel's capital stock outstanding immediately following the contribution of Shares by VPC contemplated by Section 5 hereof, (iii) modify the Stockholders Agreement, and (iv) provide for various other matters relating to OpTel and its business, including the delivery of certain releases provided for herein and the other agreements listed on Schedule IA (such releases and other agreements, collectively, the "Related Agreements").

     By one or more separate agreements of even date herewith (all of which are Related Agreements), various other parties to or affected by the Litigation are contracting to settle the Litigation in conformity with the terms of this Agreement.

     In consideration of the foregoing recitals and the mutual agreements set forth herein, the parties agree as follows:

     1. Definitions.

     Except as otherwise defined in this Agreement, all capitalized terms used herein shall have the same meanings herein as in the Stockholders Agreement.

     2. Settlement of Dispute.

     2.1 Promptly after the execution and delivery hereof, the parties hereto which are parties to the Litigation (the "Litigating Parties") shall execute and deliver and shall promptly cause to be filed with the appropriate authorities all stipulations and other documents necessary to be executed and filed by them so as to discontinue with prejudice and without costs to any party all of the actions, motions and appeals constituting the Litigation. The parties shall immediately cease all activity in connection with the prosecution and defense of the Litigation and take all such actions as may reasonably be necessary to stay further proceedings in the Litigation pending the discontinuation of the Litigation with prejudice. Each party to the Litigation shall pay its own expenses, including attorneys' fees, incident to the Litigation and to the preparation and performance of this Agreement.

     2.2 Concurrently herewith, the Persons specified in Schedule II are executing and delivering to the recipients identified in such Schedule releases in the form of Exhibit A (including releases as to the matters described in the schedules provided pursuant to Section 10.1), except that (i) James A. Kofalt and certain other Persons are granting and receiving releases limited to matters affecting the Litigation and (ii) certain of the Persons so specified are not available to provide releases concurrently herewith, but Pacific and Vanguard on the one hand and VPC and GVL on the other hand jointly covenant and agree that they will promptly procure such releases from those of the specified Persons associated with them as indicated in Exhibit A and will thereupon immediately deliver such releases to the Persons entitled to receive the same; provided, however, that no Person entitled to receive releases shall receive any of such releases unless such Person has provided releases as herein required; and provided, further, that the exchange of releases with respect to Pacific Telesis Group and Transworld Telecommunications, Inc. will be effected only as may hereafter be requested by either or both of such entities.

     2.3 Neither this Agreement nor any of the terms hereof nor any negotiations, proceedings or agreements in connection herewith shall constitute or be construed as or be deemed to be evidence of an admission on the part of any party to the Litigation of any liability or wrongdoing whatsoever, or of the truth or untruth of any of the claims made by any party in the Litigation, or of the merit or any lack of merit of any of the defenses thereto; nor shall this Agreement or any of the terms hereof or any negotiations or proceedings in connection herewith, be offered or received in evidence or used in any proceeding against any of the parties hereto or to the Litigation or used in any proceeding for any purpose whatsoever except with respect to the effectuation and enforcement of this Agreement and the discontinuance with prejudice of the Litigation.

     2.4 (a) Promptly upon the discontinuance with prejudice of the Litigation, each party to the Litigation shall return to the other parties to the Litigation all documents received from them and from non-party witnesses in the course of discovery in the Litigation, or shall provide written notice to the producing party that such documents (including documents in the possession of counsel or experts retained in connection with the Litigation) and all copies thereof have been destroyed. The parties shall also return all the transcripts of all depositions taken by them during the course of the Litigation, or shall provide written notice to the other parties to the Litigation that such transcripts (including transcripts in the possession of counsel or experts retained in connection with the Litigation) have been destroyed.

     (b) Promptly after the execution and delivery hereof, each party shall use its best efforts to cause any consultant or expert retained by it for the purpose of testifying or assisting in the prosecution or defense of the Litigation ("Expert") to execute a sworn certification providing that the Expert agrees to keep information which it obtained from the documents produced by the other party strictly confidential, upon which the other party shall be entitled to rely. Counsel for the party that disclosed the confidential information shall notify counsel for the party that produced the confidential information that said certifications have been signed (or are not obtainable) and shall retain said certifications for a period of 10 years. Upon a showing of reasonable basis for belief that a certification may have been violated, the certification shall be made available to counsel for the party that produced the confidential information.

     2.5 The parties to the Litigation will not hereafter use for their own benefit or any other purpose or disclose to any other Person any of the information obtained by them through discovery in connection with the Litigation and will use their best efforts to prevent any Person to which they have provided such information from doing so. This provision shall not prevent any Person from lawfully using information that was lawfully in its possession prior to receiving that information through discovery in connection with the Litigation or that it lawfully obtains otherwise than through discovery in connection with the Litigation.

     3. Sale and Purchase of OpTel Stock.

     3.1 Vanguard hereby sells the Designated Shares to VPC, and VPC hereby purchases the Designated Shares from Vanguard for the aggregate purchase price of $20,000,000 (the "Purchase Price"). Payment of the Purchase Price is being effected concurrently herewith by wire transfer of funds in that amount to an account designated by Vanguard, and Vanguard hereby acknowledges receipt of such funds and payment of the Purchase Price in full. Delivery of the Designated Shares is being effected by delivery to VPC of one or more certificates evidencing shares of Class B Stock accompanied by a stock power for the Designated Shares endorsed in favor of VPC. OpTel is herewith issuing and delivering (i) to VPC a new certificate for the Designated Shares and (ii) to Vanguard a new certificate evidencing any excess shares of Class B Stock included in the certificates delivered to VPC. All such certificates are endorsed with the legends provided for in the Stockholders Agreement.

     3.2 Approved Resale. Vanguard hereby (i) expressly waives any right under
Section 6.6(b) of the Stockholders Agreement or otherwise to join in any sale or resale by VPC within 120 days after the date hereof of a total of not more than 12,540 shares of Class B Stock held by VPC to Caisse de Depot et Placement du Quebec and/or Capital Communications CDPQ Inc. (or one or more Affiliates of such entities) provided such transactions are effected in accordance with
Section 6.2 of the Stockholders Agreement and the price per share paid to VPC does not exceed the price per share paid by VPC to purchase the Designated Shares, and (ii) agrees that the shares sold in such transaction may continue to be shares of Class B Stock in the hands of the purchasers and that the certificate of incorporation of OpTel may be amended as set forth in Exhibit B to allow the purchasers and their Affiliates to hold shares of Class B Stock.


     4. Grant of Option to Vanguard. Concurrently herewith, OpTel is issuing to Vanguard the non-transferable option (the "Option") to purchase 2,663 shares of Class B Stock at the purchase price of $984 per share during the period commencing 30 days after the date hereof and ending on the date that is the earlier of (i) July 31, 1999 and (ii) 180 days after the IPO Date. A copy of the option is set forth as Exhibit C. Shares issuable upon exercise of the Option shall be included in the "Registrable Securities" for purposes of the Registration Rights Agreement.

     5. Contribution of Certain Shares by VPC. Concurrently herewith, VPC is contributing to the capital of OpTel a total of 867 shares of Class B Stock, constituting all of the shares issued in respect of interest accrued on OpTel's promissory note dated July 25, 1995 in the original principal sum of $8,311,848, which was converted into Class B Stock on April 1, 1996. All of such interest shall be deemed contributed to the capital of OpTel as of the date of such conversion. The shares so contributed shall be cancelled and returned to the status of authorized and unissued shares of capital stock.

     6. OpTel Financing by VPC.

     6.1 The terms of the outstanding grid notes of OpTel issued to VPC as specified on Schedule III are hereby modified as follows (such grid notes and the loans evidenced thereby, as so modified, being herein referred to as the "Pre-Settlement Advances"):

          (a) prepayment of Pre-Settlement Advances shall be made out of proceeds of any sale of debt or equity securities of OpTel to such extent as VPC, in its sole discretion, shall require, and Pre-Settlement Advances shall not otherwise be subject to prepayment without the consent of VPC; and

          (b) principal of and interest on Pre-Settlement Advances may be converted, wholly but not in part, at the election of VPC, into shares of Class B Stock, (i) during the period of 180 days commencing on the IPO Date and, if such 180-day period shall not previously have commenced and expired, (ii) the period of 90 days commencing on April 30, 1999 (the earlier of such periods, the "Conversion Period", and the date of exercise of the conversion privilege, the "Conversion Date"). Subject to customary anti-dilution adjustments, the conversion price of Pre-Settlement Advances shall be (1) the price at which Common Stack is first sold to the public in a public offering, provided that the product of such price and the number of shares of Common Stock outstanding, on a Fully-diluted basis (excluding shares sold in the Offering and shares issuable upon conversion of outstanding Pre-Settlement Advances or convertible debt of OpTel issued as contemplated by Section 6.3), equals or exceeds $225 million, or (2) if no such sale of Common Stock has taken place on or before the Conversion Date, a price equal to the quotient of $225 million divided by the number of shares of Common Stock outstanding on that date, on a fully-diluted basis (excluding shares issuable upon conversion of outstanding Pre-Settlement Advances or convertible debt of OpTel issued as contemplated by Section 6.3). The right to convert Pre-Settlement Advances shall expire if not exercised within the Conversion Period.


Concurrently herewith, a legend making reference to the foregoing modifications is being endorsed on each of the grid notes representing Pre-Settlement Advances and initialled on behalf of OpTel and VPC. None of OpTel, VPC or Vanguard shall have any obligation to subordinate the indebtedness represented by Pre-Settlement Advances (or any convertible notes purchased pursuant to Section 6.3) or otherwise alter the terms and conditions of the Pre-Settlement Advances (or such notes) in order to facilitate any financing transaction undertaken by OpTel. The foregoing provisions regarding the terms of the Pre-Settlement Advances shall be construed to be in substance equivalent, mutatis mutandis, to the terms set forth in Exhibit D, as provided for in Section 6.3.

     6.2 Anything in the Stockholders Agreement to the contrary notwithstanding, except as herein otherwise expressly permitted, from and after the date hereof and until the earlier of the IPO Date and July 31, 1999, OpTel shall not issue or sell to VPC or Vanguard or any of their respective Affiliates any additional shares of capital stock of OpTel of any class, or any options or other rights to acquire any such shares, except with the consent of VPC and Vanguard in each instance.

     6.3 (a) From and after the date hereof, neither VPC or Vanguard nor any of their respective Affiliates shall be obligated to provide additional financing to OpTel, pursuant to the Stockholders Agreement or otherwise. Nevertheless, if the Board so requests as necessary for the business of OpTel and VPC so elects, VPC may purchase from OpTel one or more convertible promissory notes of OpTel substantially in the form of Exhibit D and otherwise identical, mutatis mutandis, to the terms of the Pre-Settlement Advances as set forth in Section
6.1. Prior to the earlier of the IPO Date and July 31, 1999, VPC shall not advance funds to OpTel for any purpose on terms less advantageous to OpTel than the terms of Pre-Settlement Advances.

     (b) Prior to the IPO Date, Vanguard shall have the right to participate in each purchase of such convertible promissory notes, mutatis mutandis, as if the principal amount of the promissory notes to be sold in each instance constituted "Additional Shares" as provided in Section 6.5 of the Stockholders Agreement, except that Vanguard may not exercise such right in any instance as to less than 10% of the aggregate principal amount of the promissory notes to be sold by OpTel to VPC and Vanguard in such instance. Vanguard's election to participate in any such purchase shall be effected by Purchase Notice given during the Participation Period. In the event that Vanguard effects its participation after the date of the related purchase by VPC, then such purchase may be effected by purchase from VPC of a portion of the notes issued to VPC, at principal plus accrued interest, or otherwise in such manner as will fairly compensate VPC for the interim advance of funds for Vanguard's benefit.

     6.4 VPC and Vanguard hereby expressly ratify and approve the proposed issuance of options and shares of capital stock of OpTel to officers, directors and employees of OpTel and to James A. Kofalt (it being acknowledged by them, subject to any agreement that may be made between OpTel and Mr. Kofalt, that the number of shares covered by options, exercisable at a price of $984 per share, which may be issued to Mr. Kofalt will not exceed 1,360 shares of capital stock of OpTel), under one or more employee benefit plans or otherwise, to the extent approved by the Board. Vanguard acknowledges that options and/or shares under any such plans may hereafter be granted or issued to persons who serve both as officers of OpTel (provided they render services to OpTel) or directors of OpTel and as officers, directors and/or employees of VPC or other Affiliates of GVL and agrees that the issuance of such options and or/shares pursuant to such plans shall not be deemed to violate the restrictions imposed by Section 6.2.

     7. Directors of OpTel.

     7.1 Section 2.3(b) of the Stockholders Agreement is amended hereby to read in full as follows:

          (b) For so long as Vanguard's Percentage Ownership is at least 10%:

               (i)  VPC shall be entitled to designate at least five Nominees;
                    and

               (ii) Vanguard shall be entitled to designate two Nominees.

     7.2 Section 2.3(c) of the Stockholders Agreement is deleted, Section 2.3(d) of the Stockholders Agreement is renumbered as 2.3(c), and the following new provision is inserted as Section 2.3(d):

          (d) For purposes of this Section 2.3, the right of Vanguard to designate Nominees shall be vested in and exercised exclusively by Pacific, so long as Pacific shall have an economic interest in Vanguard.

Notwithstanding such amendment, the Restricted Persons Agreement shall remain in force and the Lapse Date shall not be triggered under clause (i) of the definition contained in Section 1.1 of the Stockholders Agreement unless Pacific shall voluntarily relinquish all rights to designate a Director pursuant to the Stockholders Agreement, whereupon the Lapse Date shall occur and all rights of Vanguard and Pacific under Section 2.3 of the Stockholders Agreement shall forthwith terminate.

     8. Certain Activities and Transactions of VPC Affiliates. Anything in the Restricted Persons Agreement to the contrary notwithstanding, OpTel and Vanguard acknowledge that Videotron

USA, Inc., a Delaware corporation, Wireless Holdings, Inc., a Delaware corporation, and Videotron (Bay Area) Inc., a Florida corporation, are Affiliates of VPC and are engaged in certain aspects of the Business. OpTel and Vanguard consent and agree to the acquisition and continuing ownership by Affiliates of VPC of interests in such corporations, the continuing conduct and development by such corporations of their respective businesses as presently conducted, and the receipt and retention by Affiliates of VPC of the proceeds of disposition of such corporations and their respective assets and businesses, without accountability or liability therefor to OpTel or Vanguard. Without limitation of the foregoing, OpTel and Vanguard acknowledge that they are familiar with the terms and provisions of that certain Stock Purchase Agreement, dated as of November 9, 1995, to which such corporations and Pacific Telesis Group and certain of its subsidiaries are parties (the "PTG Agreement"). OpTel and Vanguard expressly consent to the PTG Agreement (including any modification or amendment thereof that does not (i) restrict or prohibit OpTel from engaging in the Business in any geographic market in the United States, (ii) purport to bind OpTel as an affiliated person or subsidiary of GVL or Videotron USA, Inc., or (iii) otherwise have a material adverse effect on OpTel) and the transactions contemplated thereby and waive any claim whatsoever to any proceeds of the PTG Agreement and such transactions.

     9. Management Fees.

     9.1 From and after August 1, 1996, OpTel shall pay management advisory fees to each of VPC and Pacific at the annual rate of $350,000. Such fees shall be payable in equal monthly installments on or before the 15th day of the month in which the fee accrues, and no payment shall be made to either VPC or Pacific in any instance unless an equal payment is made concurrently to the other. In consideration of such fee, VPC and

Pacific shall make available to OpTel, at the specific request of the Board, such reasonable consulting, advisory and management services as OpTel may reasonably require. Such services will be provided on a confidential basis and may be provided by officers, directors, employees and agents of VPC and Pacific and their respective Affiliates. To the extent VPC or Pacific shall incur travel expenses in the performance of services at the specific request of the Board, such expenses shall be reimbursed by OpTel in accordance with its normal practices following presentation of proper vouchers or other appropriate evidence of such expenditures. The arrangement described in this Section 9.1 shall terminate on the earlier of the IPO Date and the date when any public or institutional financing obtained by OpTel restricts the payment of fees or charges to Affiliates of OpTel; provided, however, that if and to the extent such arrangement shall be restricted or continued, it shall apply equally to VPC and Pacific. In no event shall any such fee be payable at a time when either VPC or Pacific is not bound by the Restricted Persons Agreement.

     9.2 Nothing herein shall be deemed to limit or restrict the right of OpTel to pay to officers, directors, stockholders or Affiliates appropriate compensation and reimbursement at competitive rates for goods or services actually supplied or rendered otherwise than pursuant to the arrangement described in Section 9.1, including interest on funds loaned to OpTel, subject to the limitations set forth in Sections 6.1 and 6.3.

     10. Confidential Disclosures.

     10.1 Each of VPC and Pacific has provided to the other a separate schedule of plans, proceedings, agreements, commitments and restrictions to or by which it or any of its Affiliates is presently bound or subject or anticipates being bound or subject that is or may reasonably be construed to be relevant in any material way to the conduct of business by OpTel during the foreseeable future. Such schedules have been appropriately identified and delivered, and a copy of each schedule has been initialled on each page and signed on the final page by the recipient and retained by the provider in the exact form in which it was delivered.

     10.2 Each of VPC and Pacific hereby represents and warrants to the other that the schedule delivered by it pursuant to Section 10.1 is, to the best of its knowledge and belief, true, complete and correct in all material respects.

     10.3 None of the parties hereto or their respective Affiliates, partners and stockholders shall hereafter bring any claim or action, of any nature whatsoever, against any other of such Persons, in any forum, arising out of or relating to any matter or thing affecting OpTel which is disclosed in such schedules, whether occurring prior to or after the date hereof.

     11. Representations and Warranties of VPC and GVL.

     11.1 VPC hereby represents and warrants to Vanguard as follows:

          (a) VPC has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Related Agreements by VPC have been duly authorized by all necessary corporate action of VPC, and this Agreement and each of the Related Agreements to which VPC is a party constitutes a valid and binding obligation of VPC, enforceable against VPC in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement and the Related Agreements to which VPC is a party nor the consummation of the transactions contemplated hereby or thereby constitutes a violation or breach of the certificate of incorporation or bylaws (or other governing instrument) of VPC or of any provision of any material contract, license or franchise or other instrument to which VPC is a party or by which it is bound.

     11.2 GVL hereby represents and warrants to Vanguard as follows:

          (a) GVL has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the Related Agreements by GVL have been duly authorized by all necessary corporate action of GVL, and this Agreement and each of the Related Agreements to which GVL is a party constitutes a valid and binding obligation of GVL, enforceable against GVL in accordance with its terms.

          (b) Neither the execution and delivery of this Agreement or the Related Agreements to which GVL is a party nor the consummation of the transactions contemplated hereby or thereby constitutes a violation or breach of the certificate of incorporation or bylaws (or other governing instrument) of GVL or of any provision of any material contract, license or franchise or other instrument to which GVL is a party or by which it is bound.

     12. Representations and Warranties of Vanguard and Pacific.

     12.1 Vanguard hereby represents and warrants to VPC as follows:

          (a) Vanguard has full power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Vanguard of this Agreement and the Related Agreements have been duly authorized by all necessary partnership action of Vanguard and all necessary corporate or other required action of each of its partners. This Agreement and each of the Related Agreements to which Vanguard is a party constitutes a valid and binding obligation of Vanguard, enforceable against Vanguard in accordance with its terms.

          (b) Vanguard owns the Designated Shares free and clear of all claims, defects and encumbrances, and upon delivery thereof and payment therefor in accordance with the terms hereof, VPC will acquire ownership thereof free of any claim, defect, encumbrance or restriction arising by reason of anything suffered or done by Vanguard.

          (c) Neither the execution and delivery of this Agreement or the Related Agreements to which Vanguard is a party nor the consummation of the transactions contemplated hereby or thereby constitutes a violation or breach of the partnership agreement or certificate of partnership of Vanguard or the certificate of incorporation or bylaws (or other governing instrument) of any of its partners or of any provision of any material contract, license or franchise or other instrument to which Vanguard or any of its partners is a party or by which it is bound.

     12.2 Pacific hereby represents and warrants to VPC as follows:

          (a) Pacific has full corporate power and authority to execute and deliver this Agreement and the Related Agreements to which it is a party and to perform its obligations hereunder and thereunder. The execution, delivery and performance by Pacific of this Agreement and the Related Agreements have been duly authorized by all necessary corporate action of Pacific. This Agreement and each of the Related Agreements to which Pacific is a party constitutes a valid and binding obligation of Pacific, enforceable against Pacific in accordance with its terms.


          (b) Neither the execution and delivery of this Agreement or the Related Agreements to which Pacific is a party nor the consummation of the transactions contemplated hereby or thereby constitutes a violation or breach of the certificate of incorporation or bylaws (or other governing instrument) of Pacific or of any provision of any material contract, license or franchise or other instrument to which Pacific is a party or by which it is bound.

     13. Notices. All notices, requests, demands, consents and other communications required or permitted under this Agreement (collectively, "Notice") shall be effective only if given in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or
(iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid. Notice shall be sent in each case to the appropriate addresses or telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may from time to time designate as to itself by notice similarly given to the other parties in accordance herewith, which shall not bee deemed given until received by the addressee). Notice shall be given:

                    (i)  to VPC and GVL at:

                         300 Viger Avenue East
                         Montreal, Quebec, Canada H2X3W4
                         Attention: Vice President--Legal Affairs
                         Telecopier: (514) 985-8834

              copy to:   Kronish, Lieb, Weiner & Hellman LLP
                         1114 Avenue of the Americas
                         New York, New York 10036-7798
                         Attn: Russell S. Berman, Esq.
                         Telecopier: (212) 479-6275

                    (ii) to Vanguard and the General Partner at:

                         Mandeville Partners LLC
                         12100 Wilshire Blvd., Suite 705
                         Los Angeles, California 90025
                         Attn: Jonathan D. Lloyd
                         Telecopier: (310) 442-7890

                   (iii) to Pacific at:
                         150 El Camino Drive
                         Suite 204
                         Beverly Hills, California 90212
                         Telecopier: (310) 281-4942

              copy to:   Sanders, Barnet, Goldman, Simons & Mosk
                         1901 Avenue of the Stars, Suite 850
                         Los Angeles, California 90067
                         Attn: Michael Sanders, Esq.
                         Telecopier: (310) 553-2435

                   (iv)  to OpTel at:

                         1111 W. Mockingbird Lane
                         Dallas, Texas 75247
                         Attn: General Counsel
                         Telecopier: (214) 634-3889

     14. Further Assurances.

     14.1 Each of the parties shall, at any time and from time to time after the date hereof, fairly and in good faith, do, execute, acknowledge and deliver, or cause to be done, executed, acknowledged and delivered, all such further acts, deeds, assignments, transfers, conveyances, powers of attorney, receipts, acknowledgments, acceptances and assurances as may be reasonably required to procure for each of the parties and their respective successors and assigns, the consideration to be delivered to them as provided for herein or otherwise to carry out the intent and purposes of this Agreement or to consummate any of the transactions contemplated hereby.

     14.2 In the event that there shall be outstanding any injunction, order or judgment preventing the consummation of any of the transactions contemplated hereby, any pending lawsuit challenging such transactions, or any claim made by any person challenging such transactions, if such lawsuit or claim if based upon any alleged violation of any law, rule, regulation or order or upon the failure to obtain any allegedly required consent or approval or to abide by an contractual provision, and such lawsuit or claim would be material to any party, the party or parties against whom such lawsuit, claim or other matter is pending will take all such reasonable actions as are appropriate to eliminate the effect of such situation, while endeavoring to complete the transaction as expeditiously as possible.

     15. Arbitration.

     15.1 Notwithstanding any more extensive or restrictive provision contained in any other agreement, any controversy, claim or dispute arising out of or relating to this Agreement, the Stockholders Agreement, the Restricted Persons Agreement, the Related Agreements, or otherwise having to do with the conduct of business by or governance of OpTel (including any such controversy, claim or dispute relating to actions of the Board or stockholders of OpTel or any of their respective Affiliates), or the making, breach, termination, enforceability or validity of any such agreement, including, without limitation, the determination of the scope or applicability of this agreement to arbitrate, involving Vanguard or any of its Affiliates (including Pacific and each and all of its stockholders and each and all of the partners of Vanguard) on the one hand and OpTel, VPC or GVL or any of their Affiliates on the other hand, shall be determined exclusively by binding arbitration in New York City before three arbitrators. The arbitration shall be governed by the American Arbitration Association under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who
(i) are on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR Panels, and (ii) have practiced law for at least 15 years in New York, New York specializing in either general commercial litigation or general corporate and commercial matters.

     15.2 No provision of, nor the exercise of any rights under Section 15.1 shall limit the right of any party to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief but not including the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any person to submit a dispute to arbitration if such person would otherwise have such right.

     15.3 In any such arbitration proceeding, the arbitrators shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. In the event that, notwithstanding the requirements hereof that disputes be arbitrated, any dispute among the parties shall become the subject of a proceeding before a court or other non-arbitral tribunal, each and all of the parties waives trial by jury and any right to punitive damages, to the full extent permitted by law.

     15.4 Each of Vanguard and VPC shall, subject to the award of the arbitrators, pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees, and court costs) to the prevailing party.

     16. Integration. This Agreement and the other writings referred to herein or delivered pursuant hereto contain the entire agreement among the parties with respect to the settlement of the Litigation and the disputes relating thereto and supersede all prior and contemporaneous arrangements or understandings with respect thereto including, without limitation, that certain Settlement Term Sheet dated July 22, 1996. Except as modified or amended hereby or by the releases delivered pursuant to Section 2.2, the Stockholders Agreement, the Restricted Persons Agreement, the Pre-Settlement Advances and the other documents and agreements entered into by the parties and their Affiliates on or before July 21, 1996 shall continue in full force and effect.

     17. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

     18. Confidentiality; Public Disclosure.

     18.1 Except for the distribution by GVL and Vanguard of a joint press release in the form of Exhibit E or any subsequent reproduction of part or all of such press release, the filing of documents necessary to discontinue the Litigation, disclosure of the terms of this Agreement by GVL to the parties to the PTG Agreement and to potential purchasers of the Class B Stock from VPC pursuant to Section 3.2, and any other public disclosure contemplated by Section 18.2, none of the parties hereto or their respective Affiliates will disclose to any third party the terms or existence of this Agreement or the transactions contemplated hereby, including, without limitation, the Purchase Price, except to the extent such disclosure is, in the opinion of such party's counsel (which, without limitation, may be based upon the request of any regulatory authority, including a securities exchange), required by law.

     18.2 Except as provided in Section 18.1 or as may be necessary to enforce the provisions of this Agreement in a legal proceeding or as and to the extent, in the judgment of the party making the disclosure, required by law, the rules of any exchange on which any of such party's securities are traded, or applicable rules and standards of financial accounting, neither Vanguard nor Pacific, on the one hand, nor VPC nor GVL, on the other hand, will hereafter issue any press release or make any other public statement, filing or report which includes information with respect to this Agreement or the transactions contemplated hereby without submitting such release, statement, filing or report to the other party sufficiently in advance of its issuance to afford the other party a reasonable opportunity to review and comment thereon. Except as provided in the first sentence of this Section 18.2, the parties will consult with each other in good faith with respect to the need for and substance of any such release, statement, filing or report, the timing of its issuance and the means and extent of its dissemination. If a party determines to make public disclosure of information that is subject to this Section 18.2, it shall coordinate the contents and timing of its disclosure with the other party, and the parties shall make such disclosure jointly wherever convenient or appropriate.

     19. Miscellaneous Provisions.

     19.1 This Agreement may not be amended or modified, nor may the rights of any party hereunder be waived, except by a written document that is executed by each party hereto. No waiver of any provision of this Agreement shall be deemed to constitute a waiver of any other provision hereof, nor shall any waiver constitute a continuing waiver.

     19.2 This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be an original, but all of which together shall constitute one and the same instrument.

     19.3 When the context in which words are used in this Agreement indicates that such is the intent, singular words shall include the plural and vice versa and masculine words shall include the feminine and the neuter genders and vice versa. References to Articles, Sections, Exhibits, Schedules or other subdivisions are to the appropriate subdivisions of this Agreement unless the context otherwise requires. The words "herein", "hereof", and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Article, Section, Exhibit, Schedule or other subdivision.

     19.4 The Exhibits and Schedules referred to herein are a part of this Agreement for all purposes. Terms used in this Agreement shall have the same meanings when used in such Exhibits and Schedules.

     19.5 Captions and headings are employed herein for convenience of reference only and shall not affect the construction or interpretation of any provision hereof.

     19.6 This Agreement is made under and shall be governed by and construed in accordance with the substantive laws of the State of Delaware applicable to contracts made and to be performed entirely within that state.

     IN WITHERS WHEREOF, the parties have executed thin Agreement as of the day and year first above written.

VANGUARD COMMUNICATIONS, L.P.                  VPC CORPORATION
by Vanguard Communications, Inc.,
its general partner

By: /s/ Jonathan Lloyd                         By:
    -----------------------------                 -----------------------------
        Jonathan Lloyd                              Suzanne Renault
        Chairman                                    Vice President

 PACIFIC CAPITAL GROUP, INC.                   LE GROUPE VIDEOTRON LTEE

By: /s/ Abbott Brown                           By:
    -----------------------------                 -----------------------------
        Abbott Brown                                Suzanne Renault
                                                    Vice President-Legal Affairs

 VANGUARD COMMUNICATIONS, INC.                               OPTEL, INC.

By: /s/ Jonathan Lloyd                         By:
    -----------------------------                 -----------------------------
        Jonathan Lloyd                              Louis Brunel
        Chairman                                    President and CEO

     IN WITHERS WHEREOF, the parties have executed thin Agreement as of the day and year first above written.

VANGUARD COMMUNICATIONS, L.P.                  VPC CORPORATION
by Vanguard Communications, Inc.,
its general partner

By:                                            By: /s/ Suzanne Renault
    -----------------------------                  -----------------------------
        Jonathan Lloyd                              Suzanne Renault
        Chairman                                    Vice President

 PACIFIC CAPITAL GROUP, INC.                   LE GROUPE VIDEOTRON LTEE

By:                                            By: /s/ Suzanne Renault
    -----------------------------                  -----------------------------
        Abbott Brown                                Suzanne Renault
                                                    Vice President-Legal Affairs

 VANGUARD COMMUNICATIONS, INC.                               OPTEL, INC.

By:                                            By: /s/ Louis Brunel
    -----------------------------                  -----------------------------
        Jonathan Lloyd                              Louis Brunel
        Chairman                                    President and CEO

    IN WITHERS WHEREOF, the parties have executed thin Agreement as of the day and year first above written.

VANGUARD COMMUNICATIONS, L.P.                  VPC CORPORATION
by Vanguard Communications, Inc.,
its general partner

By:                                            By:
    -----------------------------                  -----------------------------
        Jonathan Lloyd                              Suzanne Renault
        Chairman                                    Vice President

 PACIFIC CAPITAL GROUP, INC.                   LE GROUPE VIDEOTRON LTEE

By:                                            By:
    -----------------------------                  -----------------------------
        Abbott Brown                                Suzanne Renault
                                                    Vice President-Legal Affairs

 VANGUARD COMMUNICATIONS, INC.                               OPTEL, INC.

By:                                            By: /s/ Louis Brunel
    -----------------------------                  -----------------------------
        Jonathan Lloyd                              Louis Brunel
        Chairman                                    President and CEO

                                   SCHEDULE I

                              List of Pending Cases

Vanguard Communications, L.P.. et al. v. Le Groupe Videotron Ltee. et al., C.A. No. 96-46 (RRM) (D. Del.)

                                   SCHEDULE IA

                              Related Agreements:

Supplemental Settlement Agreement, dated August 1, 1996, among the parties to the Settlement Agreement and certain of the other Persons named in Schedule II.

                                   SCHEDULE II

A.   Releases Shall Be Executed By:

     Vanguard Communications, L.P.;

     Vanguard Communications, Inc.;

     Pacific Capital Group, Inc.;

     Abbott Brown;

     James A. Kofalt;

     David Lee;

     Jonathan D. Lloyd;

     Barry Porter;

     Paul Savoldelli; and

     Gary Winnick.

     In Favor Of:

     Le Groupe Videotron Ltee;

     Videotron International Ltee;

     Videotron U.S.A., Inc.;

     VPC Corporation;

     Wireless Holdings, Inc.;

     Guy Brochu;

     Louis Brunel;

     Andre Chagnon;

     Serge Gouin;

     Louis Guertin;

     OpTel, Inc.;

     Pacific Telesis Group;

     Transworld Telecommunications, Inc.; and

     Videotron (Bay Area) Inc.

B.   Releases Shall Be Executed By:

     Each of the above named persons who receives a release, except that neither Pacific Telesis Group nor Transworld Telecommunications, Inc. shall receive a release unless it also provides a release.

     In Favor Of:

     Vanguard Communications, L.P.;

     Vanguard Communications, Inc.;

     Pacific Capital Group, Inc.;

     Abbott Brown;

     James A. Kofalt;

     David Lee;

     Jonathan D. Lloyd;

     Barry Porter;

     Paul Savoldelli; and

     Gary Winnick.

                                  SCHEDULE III

                           SCHEDULE OF 15% CONVERTIBLE
                         GRID NOTES DUE ON DEMAND ISSUED
                        BY OPTEL, INC. TO VPC CORPORATION


--------------------------------------------------------------------------------
      Date                                             US Million $ Amount
--------------------------------------------------------------------------------
1-  August 30, 1995                                             15
--------------------------------------------------------------------------------
2-  October 16, 1995                                            14
--------------------------------------------------------------------------------
3-  January 24, 1996                                             6
--------------------------------------------------------------------------------
4-  January 30, 1996                                             5.7
--------------------------------------------------------------------------------
5-  January 30, 1996                                             1.5
--------------------------------------------------------------------------------
6-  March 5, 1996                                                4.5
--------------------------------------------------------------------------------
7-  March 28, 1996                                              11.7
--------------------------------------------------------------------------------
8-  May 7, 1996                                                 22.2
--------------------------------------------------------------------------------
9-  July 26, 1996                                               12.275
--------------------------------------------------------------------------------
    Sept. 13, 1996                                               1.0
--------------------------------------------------------------------------------
    Sept. 20, 1996                                              10.5
--------------------------------------------------------------------------------

Exhibit A

                                 GENERAL RELEASE

     TO ALL TO WHOM THESE PRESENTS SHALL COME OR MAY CONCERN, KNOW THAT ___________, [a ____________ corporation], (the "Releasor") in consideration of one dollar ($1.00) and other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, on behalf of itself, its officers, directors and shareholders [partners] and their respective successors and assigns, hereby unconditionally and irrevocably releases and forever discharges __________, its officers, directors, shareholders [partners], subsidiaries, affiliates and their respective successors and assigns, attorneys and all persons acting by, through, under or in concert with any of them, (collectively, the "Releasees") from any and all claims, causes of action, suits, damages, losses, debts or rights of any kind, known or unknown, absolute or contingent, accrued or unaccrued, determined or speculative, which Releasor, its officers, directors and shareholders [partners] or their respective successors and assigns, if any, may have had, have now or in the future may have, against Releasees ("Claims"), including, but not limited to, Claims arising out of or relating to the matters set forth in the schedules provided pursuant to Section
10.1 of the Settlement Agreement, dated as of August 1, 1996 (the "Settlement Agreement"), among Vanguard Communications, L.P., Vanguard Communications, Inc., Pacific Capital Group, Inc., VPC Corporation, Optel, Inc. and Le Groupe Videotron Ltee, arising from the beginning of the world to and including the date of this Release. Notwithstanding the aforesaid, this Release shall not serve to release or discharge, and shall have no effect whatsoever upon, any Claims arising under the Settlement Agreement.

     In addition, the Releasor waives all rights and benefits which may be affected by any laws which provide or may provide in substance that a general release does not extend to Claims which a person or entity does not know or suspect to exist in its favor at the time of executing the release which, if known by him, may have materially affected his settlement with another person or entity except for Claims of fraud or fraud in the inducement of the Settlement Agreement, Provided, that any such Claim shall be subject to the arbitration provisions set forth in Section 15 of the Settlement Agreement.

     The Releasor acknowledges that this Release is not and shall not be construed as an admission of liability by any person or party whomsoever, including the parties to the Settlement

Agreement, and shall be binding upon and be effective against the Releasor, its officers, directors and shareholders [partners] and their respective successors and assigns.

     IN WITNESS WHEREOF, the Releasor has caused this Release to be executed by its duly authorized officer on August 1, 1996.

                                             By __________________

                                             Name:
                                             Title:

EXHIBIT B

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                                  OPTEL, INC .
                     Pursuant to Section 242 of the General
                    Corporation Law of the State of Delaware

     OpTel, Inc. (the "Corporation"), a corporation organized under the General Corporation Law of the State of Delaware (the "General Corporation Law") hereby certifies as follows:

     FIRST: That the Board of Directors of the Corporation, at a meeting of its members, duly adopted a resolution setting forth the following proposed amendment to the Certificate of Incorporation of the Corporation and declaring such amendment to be advisable:

          1. Article FOUR, Section A.3 of the Certificate of Incorporation of the Corporation is hereby amended by deleting clause (i) in the eighth sentence of such section and replacing it with the following:

          (i) "Permitted Transferee" shall mean Vanguard Communications, L.P., a California limited partnership, Vanguard Communications, Inc., a California corporation, VPC Corporation, a Delaware corporation, Caisse de Depot et Placement du Quebec, Capital Communications CDPQ Inc., and each of their respective Affiliates,

     SECOND: That in lieu of a meeting and vote of the stockholders of the Corporation, the stockholders have by written consent, dated __________ __, ____, approved the adoption of the foregoing amendment in accordance with the provision of Section 228 of the General Corporation Law, and that such consent has been filed with the minutes of the proceedings of the stockholders of the Corporation.

     THIRD: That the foregoing amendment of the Certificate of Incorporation was duly adopted pursuant to the applicable provisions of Sections 141, 228 and 242 of the General Corporation Law.

     IN WITNESS WHEREOF, the undersigned, being a duly authorized [Title of Authorized Officer] of the Corporation, for the purpose of amending the Certificate of Incorporation of the Corporation pursuant to Section 242 of the General Corporation Law of the State of Delaware, does make and file this Certificate, hereby declaring and certifying that the facts hereto stated are true, and accordingly has hereunto set his hand, this ____ day of _____, 1996.


                                   _____________________________
                                   [Title of Authorized Officer]

EXHIBIT C

         THIS OPTION IS NONTRANSFERABLE. ANY ATTEMPT AT THE TRANSFER OF
         THIS OPTION SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.
        THIS OPTION AND THE SHARES OF CLASS B STOCK AND OTHER SECURITIES
          ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER
         THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES
           LAWS. SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS
          REGISTERED UNDER SUCH ACT AND ALL APPLICABLE STATE SECURITIES
                      LAWS OR UNLESS AN EXEMPTION FROM SUCH
                    REGISTRATIONS IS AVAILABLE AT THE TIME OF
                             SUCH SALE OR TRANSFER.

                            EXERCISABLE ON OR BEFORE
                          5:00 P.M., NEW YORK TIME, on
                     the Expiration Date (as defined below)

                                     OPTION

1. Grant of Option.

     (a) For value received, Vanguard Communications, L.P. (the "Holder"), is the registered holder of an Option to purchase, at any time during the Exercise Period (as hereinafter defined), two thousand six hundred sixty three (2,663) fully-paid and nonassessable shares (subject to adjustment in certain events) of Class B Common Stock, $.01 par value per share ("Class B Stock"), of OpTel, Inc., a Delaware corporation (the "Company"), at the exercise price per share of $984.00 in cash, subject to adjustment in certain events (the "Exercise Price"), upon surrender of this Option Certificate, together with the attached Form of Election to Purchase duly executed, and payment of the Exercise Price at an office or agency of the Company, but subject to the terms and conditions set forth herein. Payment of the Exercise Price shall be (i) by certified check or official bank check, payable to the order of the Company, (ii) by wire transfer of immediately available funds to an account designated by the Company, or (iii) by any combination of (i) or (ii).

     (b) For the purposes hereof, (i) "Exercise Period" means the period commencing on the Commencement Date (as hereinafter defined) and ending at 5:00 P.M., New York time, on the Expiration Date, (ii) "Commencement Date" means the date thirty (30) days after the date hereof, and (iii) "Expiration Date" means the earlier of (x) July 31, 1999 and (y) one hundred eighty (180) days after the IPO Date (as defined in the Stockholders Agreement).

     (c) If the Option is not exercised on or prior to the Expiration Date, it shall become invalid and all rights thereunder shall cease as of that time.

     (d) The Company may deem and treat the Holder as the absolute owner of this Option Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof, of any distribution to the Holder, and for all other purposes, and the Company shall not be affected by any notice to the contrary. THIS OPTION IS NONTRANSFERABLE. ANY ATTEMPT BY THE HOLDER TO TRANSFER THIS OPTION SHALL BE NULL AND VOID AND OF NO EFFECT WHATSOEVER.

2. Exercise of Option.

     2.1 General. Subject to the provisions of this Option, upon valid exercise of this Option as provided in Section 1, the Company shall cause to be issued and delivered promptly to the Holder a certificate or certificates for the shares of Class B Stock thereby purchased, registered in the name of the Holder. Such certificate or certificates shall be deemed to have been issued and the Holder shall be deemed to have become the holder of record of the shares of Class B Stock evidenced thereby as of the date of the surrender of this Option (together with such duly executed Form of Election to Purchase) and payment of the Exercise Price.

     2.2 Exercise in Whole. The purchase rights evidenced by this Option shall be exercisable in whole but not in part.

     2.3 Execution of Stock Certificates. The certificates representing shares of Class B Stock purchased pursuant to the exercise of this Option shall be executed on behalf of the Company by the manual or facsimile signature of the present or any future Chairman or Vice Chairman of the Board of Directors or President or Vice President of the Company under its corporate seal reproduced thereon, attested to by the manual or facsimile signature of the present or any future Secretary or Assistant Secretary of the Company.

3. Payment of Taxes. The Company shall pay all documentary stamp taxes attributable to the initial issuance of shares of Class B Stock upon the exercise of this Option.

4. Adjustment of Exercise Price and Number of Option Shares. The Exercise Price and the number of shares of Class B Stock issuable upon the exercise of this Option are subject to adjustment from time to time as follows:

     4.1 Adjustments for Chance in Capital Stock. (a) The Exercise Price shall be subject to appropriate decrease or increase, as the case may be, if the Company shall at any time after the date of issuance of this Option:

          (i) declare with respect to the Class B Stock any dividend or distribution payable in shares of Class B Stock or Class A Common Stock, $.01 par value per share, of the Company (the "Class A Stock," and together with the Class B Stock, the "Common Stock") or in securities directly or indirectly convertible into or exchangeable for shares of Common Stock (but only upon the issuance of shares of Common Stock following the conversion or exchange of such securities), or

          (ii) subdivide or combine outstanding shares of Common Stock.

     (b) In case of any reclassification, change or exchange of outstanding shares of Common Stock (except for a change as a result of a subdivision or combination of such shares), or in case of any consolidation of the Company with, or merger of the Company into, another corporation (except for a merger or a consolidation in which the Company is the continuing corporation and which does not result in any reclassification, change or exchange of outstanding shares of Common Stock other than a change as a result of a subdivision or combination of such shares), or in case of any transfer to another corporation of the assets of the Company as an entirety or substantially as an entirety, or if the Company shall declare a dividend or distribution (except in shares of Common Stock or in securities directly or indirectly convertible into or exchangeable for shares of Common Stock) upon the shares of Common Stock payable otherwise than in cash out of earned surplus, this Option shall thereafter be exercisable to purchase, at the Exercise Price, the kind and amount of shares and other securities and property that the Holder would have owned or would have been entitled to receive immediately after such reclassification, change, exchange, consolidation, merger, transfer, dividend or distribution, had this Option been exercised immediately prior to the effective date of such reclassification, change, exchange, consolidation, merger or transfer or immediately prior to the date for the determination of security holders of record entitled to receive such dividend or distribution. The Company or the successor corporation, as the case may be, shall execute and deliver to the Holder a written instrument implementing the provisions of this Section 4.1(b), and providing that the successor corporation, if any, in any such consolidation or merger shall assume the obligations of the Company hereunder. The provisions of this Section 4.1(b} shall apply similarly to successive mergers or consolidations or sales or other transfers.

     (c) Whenever the number of shares of Class B Stock or other securities or assets deliverable upon exercise of this Option or the Exercise Price shall be adjusted as provided in this Section 4, the Company shall forthwith obtain and file with its corporate records a certificate or letter from the firm of independent public accountants then retained by the Company setting forth the adjusted number of shares of Class B Stock or other securities or assets deliverable upon exercise of this Option and/or the adjusted Exercise Price and a copy of such certificate or letter shall be mailed to the Holder. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available at the principal office of the Company for inspection by the Holder on any business day during normal business hours.

     4.2 Adjustment May Be Deferred. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such Exercise Price, provided that any adjustments which by reason of this Section 4.2 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this
Section 4.2 shall be made to the nearest cent. Any adjustment pursuant to this
Section 4.2 shall be made no later than the earlier of the date of the exercise of this Option or one year from the date of the transaction which mandates such adjustment.

     4.3 Adjustment in Number of Shares.

     (a) Whenever the number of shares of Class B Stock issuable upon exercise of this Option is adjusted as herein provided (and there is no concomitant adjustment in the Exercise Price), the Exercise Price applicable upon the exercise of this Option shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, the numerator of which shall be the number of shares of Class B Stock issuable upon exercise of this Option immediately prior to such adjustment, and the denominator of which shall be the number of shares of Class B Stock so issuable immediately thereafter.

     (b) Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 4 (other than pursuant to Section 4.3(a)), the number of shares of Class B Stock issuable upon the exercise of this Option shall be adjusted to equal that number determined by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Class B Stock issuable upon the exercise of this Option immediately prior to such adjustment and dividing the product so obtained by the Exercise Price as so adjusted.

     4.4 No Dilution or Impairment. The Company shall not amend its Certificate of Incorporation or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue, or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company.

     4.5 Fractional Shares. No fractional shares of Class B Stock shall be issued upon exercise of this Option. If any fractional interest in a share of Class B Stock would otherwise be deliverable upon exercise of this Option, the Company shall purchase such fractional interest for an amount in cash equal to the fair market value of such fractional interest as determined in good faith by the Company's Board of Directors.

     4.6 Reservation of Shares. The Company will at all times reserve and keep available out of its authorized Class B Stock, solely for the purpose of issue upon exercise of this Option, such number of shares of Class B Stock as shall from time to time be issuable upon the exercise of this Option. All shares of Class B Stock that may be issued upon exercise of this Option will, upon issuance, be validly issued, fully paid and nonassessable and free from all taxes, liens, and charges with respect to the issuance thereof, and not subject to preemptive rights of any stockholder.

     4.7 Issuance of Purchase Rights. If at any time the Company grants, issues or sells any options, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of Class
B Stock (the "Purchase Rights"), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such holder could have acquired if this Option had been exercised immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Class B Stock are to be determined for the grant, issue or sale of such Purchase Rights.

5. Certificates to Bear Legends.

     The shares of Class B Stock issuable upon exercise of this Option shall be subject to a stop-transfer order and the certificate or certificates evidencing any such shares of Class B Stock shall bear the following legend by which each holder thereof shall be bound:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended, or any state securities laws. Such securities may not be sold or transferred unless registered under such Act and all applicable state securities laws or unless an exemption from such registrations is available at the time of such sale or transfer.

6. Notices. All notices, requests, consents and other communications hereunder shall be in writing and shall be deemed to have been duly made when delivered or sent by facsimile transmission, or, if mailed by registered mail, postage prepaid, return receipt requested, five days after the date of deposit in the United States mail, addressed as follows (onto such other place or places as either of the parties shall designate by written notice to the other):

                                  (a)  If to Holder, to:

                                       Vanguard Communications, L.P.
                                       c/o Pacific Capital Group, Inc.
                                       150 El Camino Drive
                                       Suite 204
                                       Beverly Hills, CA 90212

                                 (b)  If to the Company, to:

                                      OpTel, Inc.
                                      1111 W. Mockingbird Lane
                                      Dallas, Texas 75247
                                      Attention: General Counsel

                                      with a copy to:

                                      Kronish, Lieb, Weiner & Hellman LLP
                                      1114 Avenue of the Americas
                                      New York, New York 10036
                                      Attention: Russell S. Berman, Esq.

7. Governing Law. This Option shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of such State (without regard to the conflicts of law principles thereof).

8. Arbitration.

     8.1 Agreement to Arbitrate. Each of the Company and the Holder (by acceptance of this Option) agrees that, any controversy, claim or dispute arising out of or relating to this Option, or the breach, termination, enforceability or validity of this Option, including, without limitation, the determination of the scope or applicability of this requirement to arbitrate, shall be settled exclusively by binding arbitration in New York City before three arbitrators. The arbitration shall be governed by the American Arbitration Association under its Commercial Arbitration Rules and its Supplementary Procedures for Large, Complex Disputes, provided that persons eligible to be selected as arbitrators shall be limited to attorneys-at-law who (i) are on the AAA's Large, Complex Case Panel or a Center for Public Resources ("CPR") Panel of Distinguished Neutrals, or who have professional credentials similar to the attorneys listed on such AAA and CPR Panels, and (ii) have practiced law for at least 15 years in New York, New York specializing in either general commercial litigation or general corporate and commercial matters.

     8.2 Provisional Remedies. No provision of, nor the exercise of any rights under, Section 8.1 shall limit the right of any party to request and obtain from a court having jurisdiction before, during or after the pendency of any arbitration, provisional or ancillary remedies and relief including, but not limited to, injunctive or mandatory relief but not including the appointment of a receiver. The institution and maintenance of an action or judicial proceeding for, or pursuit of, provisional or ancillary remedies shall not constitute a waiver of the right of any person to submit a dispute to arbitration if such person would otherwise have such right.

     8.3 Limitations; Specific Performance. (a) In any such arbitration proceeding, the arbitrators shall not have the power or authority to award punitive damages to any party. Judgment upon the award rendered may be entered in any court having jurisdiction. In the event that, notwithstanding the requirements hereof that disputes be arbitrated, any dispute among the parties shall become the subject of a proceeding before a court or other non-arbitral tribunal, each of the Holder and the Company waives trial by jury and any right to punitive damages, to the full extent permitted by law.

     (b) Each of the Company and the Holder agrees that monetary damages would not be a sufficient remedy for any breach of this Option, and that in addition to all other remedies available, the Holder shall be entitled to specific performance as a remedy for any such breach.

     8.4 Fees: Each of the Holder and the Company subject to the award of the arbitrators, shall pay an equal share of the arbitrators' fees. The arbitrators shall have the power to award recovery of all costs and fees (including attorneys' fees, administrative fees, arbitrators' fees, and court costs) to the prevailing party.

9. Benefits of This Agreement. Nothing in this Option shall be construed to give to any person other than the Company and the Holder any legal or equitable right, remedy or claim under this Option; and this Option shall be for the sole and exclusive benefit of the Company and to Holder.

     IN WITNESS WHEREOF, the Company has caused this Option to be duly executed.

Dated: August 1, 1996                        OPTEL, INC.

                                             By ______________________

                         [FORM OF ELECTION TO PURCHASE]

     The undersigned hereby irrevocably elects to exercise the right, represented by this Option, to purchase 2,663 shares of Common Stock and herewith tenders in payment for such shares a certified or official bank check payable to the order of OPTEL, INC., a Delaware corporation, wire transfer of immediately available funds to an account designated by the Company, or any combination of the foregoing, in the aggregate amount of $2,620,392.00, all in accordance with the terms hereof. The undersigned requests that a certificate for such shares of Common Stock be registered in the name of Vanguard Communications, L.P., whose address is ___________________________ and that such certificate be delivered to ________________________________ whose address is whose address is __________________.

 Dated: __________________           Signature: __________________
                                        (Signature must conform in all respects
                                        to name of holder as specified on the
                                        face of the Option Certificate.)



                        --------------------------------
                       (Insert Tax Identification or Other
                          Identifying Number of Holder)

                                    Exhibit D

     This Note and the securities issuable on conversion hereof have not been registered under the Securities Act of 1933 and may not be transferred or sold in the absence of (i) an effective registration statement with respect thereto under such Act or (ii) an opinion of OpTel, Inc. counsel that such registration and filings are not required. The securities issuable on the conversion of this Note will be subject to the restrictions set forth in the Stockholders Agreement dated as of December 22, 1994, as amended, among VPC Corporation, Vanguard Communications, L.P. and OpTel, Inc., a copy of which is on file in the offices of OpTel, Inc., and certificates representing such securities will bear a restrictive legend to that effect.


               __________________________________________________

                                   OPTEL, INC.

             15% Senior Convertible Grid Note due December 15, 1999

 $[           ]                                               New York, New York
                                                                          , 199

     FOR VALUE RECEIVED, the undersigned, OPTEL, INC., a Delaware corporation ("OpTel"), hereby promises to pay to the order of VPC Corporation, a Delaware corporation (the "Lender"), the principal sum of ______________________________ DOLLARS ($___________), or so much thereof as shall be advanced by the Lender to OpTel, in the Lender's sole discretion, and not repaid. The principal of this Note to the extent not earlier paid shall be due and payable on December 15, 1999 (or earlier as hereinafter referred to). Interest shall accrue on the unpaid balance of the principal of this Note from time to time outstanding at the rate of 15% per year, until the principal amount of this Note shall be fully paid, and shall be payable simultaneously with the payment of principal hereunder.

     This Note incorporates the following additional terms:

     1. This Note evidences loans made by the Lender to OpTel, in Lender's sole discretion, from time to time, as requested by OpTel. The unpaid principal balance of this Note at any time shall be the total amount advanced by the Lender to OpTel in the Lender's sole discretion, less the total amount of principal payments made hereon by OpTel. The date and amount of each such loan and each payment on account of principal thereof may be endorsed by the Lender on the grid attached to and made a part of this Note, and when so endorsed shall represent evidence thereof binding upon OpTel in the absence of manifest error. Any failure by the Lender to so endorse any such loan shall in no way mitigate or discharge the obligation of OpTel to repay any loans actually made.

     Requests by OpTel for loans to be made and directions as to the disposition of the proceeds thereof must be given in writing to the Lender by the officers of OpTel or other persons authorized to borrow on OpTel's behalf by borrowing resolutions of OpTel's Board of Directors heretofore delivered to the Lender, as such resolutions may be amended or superseded from time to time, provided that any such amending or superseding resolutions shall have been certified by the Secretary or an Assistant Secretary of OpTel, and a copy thereof, so certified, shall have been delivered to an officer of the Lender at its office for payment. The Lender may conclusively rely on the authorities contained in said resolutions. Any such loan so made shall be conclusively presumed to have been made to or for the benefit of OpTel and OpTel shall be liable in respect thereof when made in accordance with any such request or direction. OpTel shall inform its board of directors of the amount of any borrowings under this Note at the first regularly scheduled board meeting following any such borrowing.

     2. Payments of principal of and interest on this Note shall be made in lawful money of the United States of America to the Lender c/o Kronish, Lieb, Weiner & Hellman LLP, 1114 Avenue of the Americas, New York, New York 10036, or at such other place as the Lender shall have designated to OpTel in writing. On December 15 of each year, all interest accrued on this Note shall be capitalized and added to the principal of this Note.

     3. OpTel acknowledges that the Lender holds and may hereafter acquire from OpTel one or more notes, debentures or other securities of OpTel that are or may be convertible into shares of Class B Common Stock of OpTel ("OpTel Shares"). All of such convertible securities of OpTel now outstanding or hereafter issued to the Lender are herein referred to as the "Convertible Securities".

     4. (a) The Lender by acceptance of this Note covenants and represents to OpTel that this Note and any securities issued on exercise of the conversion privilege contained herein are being acquired by the Lender without a view to distribution and that the Lender will at no time dispose of this Note or such securities except in compliance with the requirements of the Securities Act of 1933, as amended.

     (b) This Note may not be transferred or assigned except in compliance with applicable federal and state securities laws and subject to the applicable provisions of the Stockholders Agreement, dated as of December 22, 1994, as amended (the "Stockholders Agreement"), to which the Lender, Vanguard Communications, L.P. ("Vanguard") and OpTel are parties. If this Note is validly transferred, the term "Lender" shall include such transferee.

     5. This Note may not be prepaid by OpTel at any time prior to the expiration of the Conversion Period (as defined in Section 6), provided that this Note shall be prepaid by OpTel to the extent requested by the Lender out of the net proceeds of any sale of debt or equity securities of OpTel.

     6. (a) Subject to and upon compliance with the provisions of this Section 6 and Section 7.(l) during the period commencing on the IPO Date (as defined in the Stockholders Agreement), and ending 180 days after the IPO Date (the "Post-IPO Exercise Period") or (ii) if the Post-IPO Exercise Period shall not previously have commenced and expired, during the period commencing on April 30, 1999 and ending 90 days after such date (the earlier of such periods, the "Conversion Period"), the Lender may, at its option, convert the entire principal balance of this Note together with all accrued interest thereon, into fully paid and nonassessable OpTel Shares at the Conversion Price (as hereinafter defined) in effect at the time of conversion. The date of such conversion shall be the "Conversion Date". The right of the Lender to convert principal of and interest on this Note shall expire if not exercised prior to the expiration of the Conversion Period.

     (b) Subject to certain adjustments as hereinafter provided, the Conversion Price shall be either (l) the per share price at which Common Stock of OpTel is first sold to the public in a public offering (an "IPO"), provided that the product of such per share price and the number of shares of Common Stock of OpTel outstanding, on a fully diluted basis (excluding shares sold in the IPO and shares issuable upon conversion of this Note or any Convertible Securities (the "Excludable Shares")), equals or exceeds $225 million, or (ii) if no such IPO has taken place, a per share price equal to the quotient of $225 million divided by the number of shares of OpTel Common Stock outstanding on that date, on a fully diluted basis (excluding Excludable Shares).

     (c) The Conversion Price shall be subject to appropriate decrease or increase, as the case may be, if OpTel shall at any time after the date of issuance of this Note:

          (i) declare with respect to OpTel Shares any dividend or distribution payable in shares of Common Stock of OpTel or in securities directly or indirectly convertible into or exchangeable for shares of OpTel Common Stock (but only upon the issuance of shares of OpTel Common Stock following the conversion or exchange of such securities), or

          (ii) subdivide or combine outstanding shares of OpTel Common Stock.

     (d) In case of any reclassification, change or exchange of outstanding shares of OpTel Common Stock (except for a change as a result of a subdivision or combination of such shares), or in case of any consolidation of OpTel with, or merger of OpTel into, another corporation (except for a merger or a consolidation in which OpTel is the continuing corporation and which does not result in any reclassification, change or exchange of outstanding shares of OpTel Common Stock other than a change as a result of a subdivision or combination of such shares), or in case of any transfer to another corporation of the assets of OpTel as an entirety or substantially as an entirety, or if OpTel shall declare a dividend or distribution (except in shares of OpTel Common Stock or in securities directly or indirectly convertible into or exchangeable for shares of OpTel Common Stock) upon the shares of OpTel Common Stock payable otherwise than in cash out of earned surplus, this Note shall thereafter be convertible pursuant to this Section 6 into the kind and amount of shares and other securities and property that the Lender would have owned or would have been entitled to receive immediately after such reclassification, change, exchange, consolidation, merger, transfer, dividend or distribution, had this Note been converted immediately prior to the effective date of such reclassification, change, exchange, consolidation, merger or transfer or immediately prior to the date for the determination of security holders of record entitled to receive such dividend or distribution.

     (e) At the option of the Lender, to avoid the issuance of any fractional shares upon any conversion, adjustment therefor may be made in cash in an amount equal to the same fraction of the Conversion Price in effect on the date of such conversion.

     (f) No adjustment will be made upon conversion of this Note in respect of dividends or distributions previously paid or declared (the date for the determination of security holders of record entitled to receive such dividends or distributions having passed) on the shares of OpTel Common Stock previously outstanding, except as otherwise provided in Section 7(d).

     (g) Whenever the number of OpTel Shares or other securities or assets deliverable upon conversion of this Note shall be adjusted as provided in this
Section 6, OpTel shall forthwith obtain and file with its corporate records a certificate or letter from the firm of independent public accountants then retained by OpTel setting forth the adjusted number of OpTel Shares or other securities or assets deliverable upon conversion of this Note, and a copy of such certificate or letter shall be mailed to the holder hereof. Any such certificate or letter shall be conclusive evidence as to the correctness of the adjustment or adjustments referred to therein and shall be available at the principal office of OpTel for inspection by the holder of this Note on any day during normal business hours.

     7. To exercise the conversion privilege described in Section 6(a) at any time when such privilege is exercisable in accordance with the terms of this Note (including, without limitation, whether prier to or after the occurrence of any event referred to in Section 9), the Lender shall surrender this Note, with the attached form of Conversion Notice duly completed, to OpTel at the principal office of OpTel or at such other place as OpTel may designate. As promptly as practicable after surrender of this Note as aforesaid but in no event later than three business days thereafter, OpTel shall issue and deliver to the Lender a certificate or certificates for the number of OpTel Shares and/or other securities issuable or deliverable upon the conversion of this Note in accordance herewith and cash in respect of any fraction of an OpTel Share for which the Lender has elected to receive cash. Such conversion shall be deemed to have been effected at the time when such notice shall have been received by OpTel and this Note shall have been surrendered as aforesaid, and the person in whose name any certificate for OpTel Shares or other securities shall be issuable upon such conversion shall be deemed to have become on such date the holder of record of the shares or other securities represented thereby, subject to the provisions of Section 9.

     8. OpTel covenants and agrees that it will at all times reserve and keep available such number of its duly authorized and unissued OpTel Shares and other shares of its Common Stock as shall from time to time be sufficient to effect the conversion of this Note and the exercise or conversion of all other outstanding securities exercisable or convertible with respect to shares of OpTel's Common Stock and that, if at any time the number of authorized but unissued OpTel Shares and other shares of OpTel's Common Stock shall not be sufficient to effect the conversion of this Note and the exercise or conversion of all other outstanding securities exercisable or convertible with respect to shares of OpTel's Common Stock or at the Conversion Price then in effect, OpTel will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued OpTel Shares and other shares of its Common Stock to such number as shall be sufficient for such purpose.

     9. If, at any time prior to the payment of this Note upon maturity or any date fixed for redemption, any of the following events shall occur:

          (a) OpTel shall declare any dividend or other distribution upon the shares of its Common Stock payable otherwise than in cash out of earned surplus; or

          (b) OpTel shall offer to the holders of shares of its Common Stock any additional shares of OpTel or options or warrants therefor or securities convertible into shares of OpTel or any right to subscribe therefor; or

          (c) a recapitalization, reclassification, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up of OpTel or other similar action of OpTel requiring approval by its stockholders shall be proposed, then in any one or more of such events, OpTel shall give to the Lender, in accordance with Section 14, not less than 20 days prior notice of the date on which:

          (i) the books of OpTel shall be closed or a record taken for determination of the stockholders entitled to such dividend, distribution or subscription rights, or

          (ii) the books of OpTel shall be closed or a record taken for determination of the stockholders entitled to vote on such proposed recapitalization, reclassification, consolidation, merger, transfer of assets, dissolution, liquidation, winding-up or other similar action.

Failure to give such notice or any defect therein shall not affect the validity of any action taken.

     10. (a) In the case of any Event of Default (as hereinafter defined), the Lender may, by notice to OpTel specifying such Event of Default, declare the principal of and any accrued interest on this Note to be immediately due and payable and thereupon, this Note including both principal and interest, shall become immediately due and payable. This provision is subject to the condition that if, at any time after this Note has been declared due and payable and before any judgment or decree for the payment of the moneys due shall have been obtained or entered, OpTel shall pay all matured installments of interest then due and all payments on account of principal then due (other than by reason of such declaration), then such declaration and its consequences shall be rescinded and annulled, but no such rescission or annulment shall extend to or affect any subsequent default or impair or exhaust any right or power consequent thereon.

     (b) Notice of any Event of Default shall be given by OpTel to the Lender within five business days after OpTel shall become aware of its existence.

     (c) For purposes of this Note any one or more of the following shall constitute an "Event of Default":

          (i) Default in the payment of the principal of this Note when the same shall mature or become due and payable, either by the terms hereof or otherwise; or

          (ii) Default in the payment of any interest on this Note for more than 15 days after the same has become due and payable: or

          (iii) Acceleration, by reason of default, of the maturity of a material amount (but in no event less than $200,000) of outstanding indebtedness for money borrowed of OpTel ; or

          (iv) Any judgment, writ or warrant of attachment or of any similar process in an amount material to OpTel (but in no event less than $200,000) is entered or filed against OpTel or against the property or assets of OpTel and remains unpaid, unvacated, unbonded and unstayed for a period of 60 days.

     11. Nothing in this Note shall affect or impair the right, which is absolute and unconditional, of the Lender to receive payment of or to institute suit to enforce this Note at and after the maturity hereof (including maturity by redemption, declaration pursuant to this Note or otherwise) or the obligation of OpTel, which is also absolute and unconditional, to pay the principal of and interest on this Note to the Lender at the time and place expressed herein. Neither OpTel nor the Lender shall have any obligation to subordinate the indebtedness represented by this Note or otherwise alter the terms and conditions of this Note in order to facilitate any financing transaction undertaken by OpTel.

     12. In any case where the date of maturity of interest on, or principal of, this Note shall be a Sunday or a legal holiday in the State of New York or a day on which banking institutions doing business in the State of New York are authorized by law to close, then payment of such interest may be made on the next succeeding business day with the same force and effect as if made on the nominal date of maturity (and no interest shall accrue for the period after such nominal date).

     13. The agreements, undertakings, representations and warranties contained in this Note shall remain operative and in full force and effect and, subject to payment in full of all principal and interest due hereon, and shall survive the surrender and/or delivery of this Note to OpTel for cancellation or otherwise in connection with the redemption or other transfer hereof.

     14. Except as herein otherwise expressly provided, all notices, requests, demands, consents and other communications required or permitted under this Note shall be in writing and shall be considered to have been duly given when (i) delivered by hand, (ii) sent by telecopier (with receipt confirmed), provided that a copy is mailed (on the same date) by certified or registered mail, return receipt requested, postage prepaid, or (iii) received by the addressee, if sent by Express Mail, Federal Express or other reputable express delivery service (receipt requested), or by first class certified or registered mail, return receipt requested, postage prepaid, in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a person whose address is herein specified may from time to time designate as to itself by notice similarly given to the other such designees in accordance herewith). A notice of change of address shall not be deemed given until received by the addressee. Notices shall be addressed:

                         (i) if to the Lender:

                         VPC Corporation
                         1114 Avenue of the Americas
                         46th Floor
                         New York, New York 10036-7798
                         Attn: Secretary
                         Telecopier: 514-985-8834

               copy to:  Kronish, Lieb, Weiner & Hellman LLP
                         1114 Avenue of the Americas
                         New York, New York 10036-7798
                         Attn: Russell S. Berman, Esq.
                         Telecopier: 212-479-6275

                    (2)  to OpTel at:

                         OpTel, Inc.
                         1111 West Mockingbird Lane
                         Suite 1130
                         Dallas, TX 75247
                         Attn: General Counsel
                         Telecopier: 214-634-3800

               copy to:
                         Vanguard Communications, L.P.
                         c/o Pacific Capital Group, Inc.
                         150 El Camino Drive
                         Suite 204
                         Beverly Hills, California 90212

     15. This Note shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflict of laws principles thereof).

     16. All the covenants, stipulations, promises and agreements contained in this Note by or on behalf of OpTel shall bind its successors and assigns, whether or not so expressed.

                                             OPTEL, INC.

                                             By: ____________________

                                             Name: __________________

                                             Title: _________________

                              NOTICE OF CONVERSION

To be executed by the owner of the attached Note if such owner desires to convert the attached Note pursuant to Section 6(a):

The undersigned owner of the attached Note hereby

 [ ]              irrevocably exercises the option to convert such
                  Note into shares of Class B Common Stock of OPTEL, INC. ("OpTel Shares") in accordance with the terms of such Note,

 [ ] elects to receive payment in cash for any fractional share issuable upon such conversion,

and directs that the OpTel Shares issuable and deliverable upon such conversion, together with any check in payment for any fractional share as to which an election to receive cash is made above, be delivered to the undersigned.

                                             VPC CORPORATION

Dated:

                                             By: ____________________

                                             Name: __________________

                                             Title: _________________

                        LOANS AND PAYMENTS OF PRINCIPAL

                                          Amount
                 Loan      Amount of      of Loan       Principal      Notation
 Date             No.        Loan          Paid          Balance       Made By
 ----             ---        ----          ----          -------       -------

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

__________     _________   ________     _________      ___________    __________

--------------------------------------------------------------------------------

EXHIBIT E

         GROUPE VIDEOTRON AND ITS U.S. PARTNER AGREE TO RESOLVE LAWSUIT

-------------Le Groupe Videotron Ltee, through its American subsidiary VPC Corporation, and Vanguard Communications, L.P. ("Vanguard") jointly announced today that they have agreed to resolve all disputes and pending proceedings between them, including the lawsuit instituted by Vanguard in January 1996 against Le Groupe Videotron Ltee and VPC Corporation pertaining to OpTel, Inc. ("OpTel"), a joint venture owned by VPC Corporation and Vanguard.

Under the settlement agreement, VPC Corporation purchased 12,540 shares of OpTel Class B stock from Vanguard for US$ 20,000,000. These shares represent approximately 10% of the outstanding common stock of OpTel. Following this transaction, VPC owns approximately 84% of the outstanding OpTel stock and Vanguard owns the remaining 16%. Vanguard was also granted an option to purchase 2,663 additional Class B Shares of OpTel which could increase its equity position in the company to 18.25%.

As part of this agreement, the parties exchanged releases and agreed to take all steps necessary to discontinue the lawsuit with prejudice. In addition, the parties modified the existing stockholders agreement of OpTel concerning the structure of the Board of Directors of OpTel and the terms and conditions of advances made by VPC to OpTel.

Both Louis Brunel, President of VPC Corporation, and Jonathan Lloyd Chairman of Vanguard were satisfied with the agreement: "It was our common wish to settle this dispute in order to pave the way for OpTel's continued strong growth and to enhance its value."

OpTel is a Dallas based telecommunications company that acquires, develops, and operates systems which provide telephone and cable services to residents and owners of multifamily communities in markets throughout the United States. It presently delivers service to more than 700 muiti-dwelling properties in the country, and its total active cable passings exceed 200,000.

Le Groupe Videotron Ltee is an international telecommunications company. It has several subsidiaries active in Canada, mainly in cable television and television broadcasting. It develops and operates cable television and telephone markets in England and private cable television in the United States. Its technological know-how and experience acquired with the Videoway multimedia system enables it to play a leading role in the development of the information highway.

                                      -30-

--------------------------------------------------------------------------------

    IN WITHERS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

VANGUARD COMMUNICATIONS, L.P.                  VPC CORPORATION
by Vanguard Communications, Inc.,
its general partner

By:                                            By:
    -----------------------------                  -----------------------------
        Jonathan Lloyd                              Suzanne Renault
        Chairman                                    Vice President

 PACIFIC CAPITAL GROUP, INC.                   LE GROUPE VIDEOTRON LTEE

By:                                            By:
    -----------------------------                  -----------------------------
        Abbott Brown                                Suzanne Renault
                                                    Vice President-Legal Affairs

 VANGUARD COMMUNICATIONS, INC.                               OPTEL, INC.

By:                                            By: /s/ Louis Brunel
    -----------------------------                  -----------------------------
        Jonathan Lloyd                              Louis Brunel
        Chairman                                    President and CEO

                                      -25-